BDO

BDO Seidman, LLP
Accountants and Consultants

755 West Big Beaver, Suite 1900
Troy, Michigan 48084-4906
Telephone: (248) 362-2100
Fax: (248) 362-4459

Report of Independent Registered Public Accounting Firm

To the Partners of
NP-89 Limited Dividend Housing Association
Limited Partnership

We have audited the balance sheet of NP-89 Limited Dividend Housing Association Limited Partnership as of December 31, 2005 and the related statements of profit and loss, partners' equity and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NP-89 Limited Dividend Housing Association Limited Partnership at December 31, 2005, and the results of its operations and its cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

BDO Seidman, LLP
Troy, Michigan
March 6, 2006